UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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SMF ENERGY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SMF ENERGY CORPORATION
200 West Cypress Creek Road, Suite 400
Fort Lauderdale, Florida  33309

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on February 7, 2012

To the Stockholders of SMF Energy Corporation:

NOTICE IS HEREBY GIVEN that an annual meeting of stockholders of SMF Energy Corporation (the “Company”) will be held at the Sheraton Suites Cypress Creek, 555 NW 62nd Street, Ft. Lauderdale, FL 33309, on February 7, 2012, beginning at 9:00 a.m. local time.  At the meeting, stockholders will act on the following matters:

•
To elect seven (7) directors, as nominated by the Company’s Board of Directors, to the Company’s Board of Directors to serve until the next annual meeting of stockholders or until their successors are elected;

•	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the current fiscal year;

•	To hold an advisory vote on the compensation of our named executive officers;

•	To hold an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers; and

•	Any other matters that may properly come before the meeting.

Only stockholders of record at the close of business on December 9, 2011, are entitled to receive notice of and to vote at the annual meeting or any postponement or adjournment thereof.

Your vote is important.  Whether you plan to attend the meeting or not, we urge you to vote your shares by marking, signing, dating and mailing the enclosed proxy card in the envelope provided, or to vote by telephone or Internet.  Telephone and Internet voting information is provided on the proxy card.  If you hold your shares through your brokerage account or in “street name,” telephone or Internet voting may be available to you.  Check your proxy card for information.  If you attend the meeting and prefer to vote in person, you may do so even if you have already voted your shares by proxy.  You may also revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting.

By Order of the Board of Directors

STEVEN R. GOLDBERG
President & Chief Executive Officer
December 23, 2011
Fort Lauderdale, Florida

SMF ENERGY CORPORATION
200 West Cypress Creek Road, Suite 400
Fort Lauderdale, Florida  33309

PROXY STATEMENT

This proxy statement contains information related to the annual meeting of stockholders to be held on February 7, 2012 at 9:00 a.m. local time, at the Sheraton Suites Cypress Creek, 555 NW 62nd Street, Ft. Lauderdale, FL 33309, or at such other time and place to which the annual meeting may be adjourned or postponed.  You may obtain directions to the meeting by contacting us at (954) 308-4175.  The enclosed proxy is solicited on behalf of the Board of Directors of the Company.  The proxy materials relating to the annual meeting are being mailed on or about December 27, 2011 to stockholders entitled to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on February 7, 2011.

The Company’s Notice and Proxy Statement are available at
http://www.mobilefueling.com/proxystatements.htm

The Company’s Annual Report to Stockholders for the year ended June 30, 2011 is available at http://www.mobilefueling.com/annualreports.htm

ABOUT THE MEETING

Why are we calling this annual meeting?

We are calling the annual meeting to seek the approval of our stockholders to:

•
Elect seven (7) directors, as nominated by the Company’s Board of Directors, to the Company’s Board of Directors to serve until the next annual meeting of stockholders or until their successors are elected;

•	Ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the current fiscal year;

•	To hold an advisory vote on the compensation of our named executive officers;

•	To hold an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers; and

•	Approve any other matters that may properly come before the meeting.

What are the Board of Directors’ recommendations?

Our Board of Directors recommends you vote as follows:

•	For each of the director nominees set forth in Proposal 1;

•	For Proposal 2, relating to the ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012;

•	For Proposal 3, relating to the approval of the compensation of our named executive officers; and

•	To hold future advisory votes on the compensation of our named executive officers every three years.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the record date, December 9, 2011, are entitled to receive notice of the annual meeting and to vote the shares that they hold on that date at the meeting, or any postponement or adjournment of the meeting.

Holders of our common stock (the “Common Stock”) are entitled to one vote per share on each matter to be voted upon.  Holders of our Series D Convertible Preferred Stock (the “Preferred Stock”), are also entitled to one vote per share on each matter to be voted upon at the meeting.  The holders of Preferred Stock vote together with the holders of Common Stock as a single class except when otherwise required by law.  For all of the actions described in this proxy statement, the holders of Preferred Stock will vote with the Common Stock as a single class.  The shares of Common Stock and Preferred Stock entitled to vote at the meeting are referred to as the “Voting Shares.”

As of the record date, we had 8,581,523 outstanding shares of Common Stock and 534 outstanding shares of Series D Preferred Stock, for a total of 8,582,057 Voting Shares.  If and to the extent holders of our Preferred Stock convert their shares of Preferred Stock to Common Stock before the record date for the annual meeting, the number of shares held by such stockholders would increase, since each share of Preferred Stock is convertible into 222.22 shares of Common Stock.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the annual meeting.  Please note that if you hold your Voting Shares in “street name” (that is, through a broker or other nominee), if you wish to be admitted to the meeting, you will need to bring a copy of your proxy card as it was delivered to you by your brokerage firm.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of the holders of not less than one-third of the Voting Shares entitled to vote on the record date will constitute a quorum for our annual meeting.  Signed proxies received but not voted and abstentions and broker non-votes will be included in the calculation of the number of Voting Shares considered to be present at the annual meeting.

How do I vote?

If you are a holder of record (that is, if your shares of Common Stock are registered in your name with American Stock Transfer & Trust Company, LLC, our transfer agent), there are four ways to vote:

Telephone Voting:  You may vote by calling the toll-free number indicated on the proxy card and by following the instructions.  Please follow the voice prompts that allow you to vote your shares and confirm that your instructions have been properly recorded.

Internet Voting:  You may vote by logging on to the website indicated on the proxy card and by following the instructions.  Please follow the website prompts that allow you to vote your shares and confirm that your instructions have been properly recorded.

Return Your Proxy Card by Mail:  If you received your proxy card by mail, you may vote by marking, signing, dating and returning the proxy card in the enclosed postage-paid envelope.  The proxy holders will vote your shares according to your directions.  If you return your signed proxy, but do not mark your voting preference, the individuals named as proxies will vote your shares in accordance with the recommendations of the Board of Directors.

Vote at the Meeting:  You may cast your vote in person at the annual meeting.  Written ballots will be passed out to stockholders or legal proxies who want to vote in person at the meeting.

Telephone and Internet voting for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (EST) on February 6, 2011.  Internet voting and telephonic voting are both convenient methods of voting that save postage and mailing costs.  Internet votes and telephonic votes are also recorded immediately, avoiding the risk that postal delays could cause paper proxies to arrive late and therefore not be counted.

If you are a holder of Preferred Stock, you may vote by marking, signing, dating and returning the Preferred Stock proxy card which will be sent to you in a separate mailing.  The proxy holders will vote your shares according to your directions.  If you return your signed proxy, but do not mark your voting preference, the individuals named as proxies will vote your shares in accordance with the recommendations of the Board of Directors.  You may also cast your vote in person at the annual meeting.

What if I hold my shares in street name?

You should follow the voting instructions provided by your brokerage firm.  You may complete and mail a voting instruction card to your brokerage firm or, in most cases, submit voting instructions by telephone or the Internet to your brokerage firm.  If you provide specific voting instructions by mail, telephone or Internet, your brokerage firm will vote your shares of Common Stock as you have directed.  Please note that if you hold your shares in “street name,” you cannot vote the proxy card that was delivered to you by your brokerage firm at the meeting, since your brokerage firm has the record ownership of your shares.  If you want to vote your “street name” shares at the meeting, your brokerage firm can give you a legal proxy that will give you the right to cast your vote in person at the meeting.

What if I vote by proxy and then change my mind?

You may revoke your proxy at any time before it is exercised by:

•	filing a notice of revocation with the Secretary of the Company;

•	sending in another valid proxy bearing a later date; or

•	attending the meeting and casting your vote in person.

Your latest vote will be the only vote that is counted.

What vote is required to approve the items of business?

For purposes of electing directors, the nominees receiving the greatest number of votes of the Voting Shares present in person or by proxy at the meeting and entitled to vote thereon, shall be elected as directors.  Ratification of Grant Thornton LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the Voting Shares present in person or by proxy at the meeting and entitled to vote thereon.  The advisory votes on Proposals 3 and 4 are non-binding.  However, as provided by law, the Board of Directors will review the results of the votes and will take them into account in making a determination concerning executive compensation and the frequency of such advisory votes.  With respect to the results of the vote on the frequency of future advisory votes, the Board has determined that it will follow the preference expressed by the advisory vote of the shareholders even if it is more often than the three years recommended by the Board.  Approval of any other matter that may properly come before the annual meeting requires the affirmative vote of a majority of the Voting Shares present in person or by proxy at the meeting and entitled to vote thereon (unless such other matter requires a greater vote under our Articles of Incorporation or Delaware law).

Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, other than for the election of directors.  Broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not deemed to be present or represented by proxy for purposes of determining whether stockholder approval of a proposal has been obtained and therefore will not be counted for purposes of determining whether a proposal has been approved.  The inspector of election appointed for the meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board of Directors and we will pay all expenses associated therewith.  In addition, officers, directors and other employees of the Company may, without receiving any additional compensation beyond their regular salary or other similar compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.  We will, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

PROPOSAL NO. 1

ELECTION OF SEVEN (7) INDIVIDUALS TO THE BOARD OF DIRECTORS

Nominees

The Board of Directors has fixed at seven the number of directors that will constitute the Board of Directors for the ensuing year.  Each director elected at the annual meeting will serve for a term expiring at next year’s Annual Meeting of Stockholders, or until his successor has been duly elected and qualified. Steven R. Goldberg, Nat Moore, Larry S. Mulkey, C. Rodney O’Connor, Robert S. Picow and Peter H. Woodward, each of whom is an incumbent director, and Mark W. Smith, who has not previously served on our Board of Directors, have been nominated by the Board to be elected at the annual meeting by the stockholders. Proxies submitted to the Company by stockholders will be voted for all of these nominees absent contrary instructions.

Our Board of Directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship is unable or unwilling to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees and for such other person as may be designated by the Board of Directors, unless it is directed by a proxy to do otherwise.

Each of the nominees for election as a director, other than Mr. Smith, is a current member of our Board of Directors.  Mr. O’Connor has served as a director since 1999, Mr. Picow has served as a director since 2001, Mr. Moore has served as a director since 2006, Mr. Mulkey has served as a director since 2002, Mr. Goldberg has served as a director since 2005 and Mr. Woodward has served as a director since May 2011.

The seven (7) nominees receiving the greatest number of votes of the Voting Shares present in person or represented by proxy at the meeting and entitled to vote on such matter shall be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE SEVEN INDIVIDUALS NOMINATED BY THE BOARD TO THE BOARD OF DIRECTORS

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm of Grant Thornton LLP has been selected by the Audit Committee to serve as the Company’s independent public accountants for the year ending June 30, 2012, and to audit the Company’s financial statements for that year.  At the direction of the Board of Directors, this appointment is being presented to the stockholders for ratification or rejection at the annual meeting.  If the stockholders do not ratify the appointment of Grant Thornton LLP, or if a substantial number of shares are voted against such ratification, the Audit Committee may reconsider its selection of Grant Thornton LLP to serve as our independent registered public accounting firm and may make another proposal to the stockholders with respect to the appointment of independent accountants for the year ending June 30, 2012.

We expect that a representative of Grant Thornton LLP will be present at the meeting and will be given an opportunity to make a statement if they so desire.  We also expect that the representative will be available to respond to appropriate questions from stockholders.

Audit and Audit Related Fees

Grant Thornton LLP served as our Independent Registered Public Accounting Firm for the fiscal years 2011 and 2010 and provided services in the following categories and for the amounts indicated:

	2011	2010
Audit Fees(1)	$221,415	$285,882
Audited Related Fees	$-	$-
Tax Fees	$-	$-
All Other Fees	$-	$-

(1)
Represents the aggregate fees billed for professional services rendered for the audit and/or review of our financial statements and in connection with our regulatory filings or engagements.  Also includes services related to consents for registration statement filings.

There were no non-audit related services rendered to the Company by Grant Thornton in fiscal 2011 or 2010.  While the Audit Committee has not established formal policies and procedures concerning pre-approval of audit or non-audit services, our executive officers and the Audit Committee have agreed that all audit, audit related and non-audit services by our independent accountants will be approved in advance by the Audit Committee.  The establishment of any such formal policies or procedures in the future is subject to the approval of the Audit Committee.

The affirmative vote of a majority of the Voting Shares present in person or represented by proxy at the meeting and entitled to vote on such matter is required to ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL NO. 3

ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

We are asking our stockholders to vote, on an advisory basis, to approve the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the SEC and Section 14A of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).  This proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.  This vote is advisory and is therefore not binding on us, the Board of Directors or the Compensation Committee.  The Board of Directors and the Compensation Committee value the opinions of our stockholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and will evaluate what, if any, actions are necessary to address those concerns.

As described in “Executive Compensation and Other Information—Summary Compensation” below, our executive compensation program is designed to align the interests of management with the interests of stockholders by linking pay with performance, thereby incentivizing performance and furthering the ultimate objective of improving stockholder value, and to reward unique or exceptional contributions to overall sustainable value creation for stockholders.  Because the Board of Directors believes that the compensation of our named executive officers as described in “Executive Compensation and Other Information” appropriately addresses those objectives, it recommends that the stockholders approve the following advisory resolution:

RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers as disclosed in the “Executive Compensation and Other Information” section of this proxy statement pursuant to Item 402 of SEC Regulation S-K, including the Summary Compensation, the executive compensation tables and related disclosures.

While the advisory votes cast by the Voting Shares are not binding on the Company, the Board of Directors or the Compensation Committee, as provided by law, the Board of Directors will review the results of the vote on Proposal 3 and take them into account in making its determinations concerning executive compensation going forward.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE “EXECUTIVE COMPENSATION AND OTHER INFORMATION” SECTION OF THIS PROXY STATEMENT, INCLUDING THE SUMMARY COMPENSATION, THE EXECUTIVE COMPENSATION TABLES AND RELATED DISCLOSURES.

PROPOSAL NO. 4

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In addition to the advisory vote on the compensation of our named executive officers as described above, we are asking our stockholders to vote as to the frequency of future advisory votes on the compensation of the named executive officers pursuant to the rules of the SEC and Section 14A of the Exchange Act.  This proposal gives our stockholders the opportunity to express their views on whether such future advisory votes should occur every one, two or three years.  Like the vote on the executive compensation itself, this vote is advisory and is therefore not binding on us, the Board of Directors or the Compensation Committee.

The Board of Directors believes that holding an advisory vote on executive compensation every three years is the most appropriate policy for the Company at this time.  As described in “Executive Compensation and Other Information—Summary Compensation” below, much of our executive compensation program, particularly the issuance of equity incentive compensation, seeks to align the longer term interests of management with those of stockholders, and a triennial vote will allow stockholders to better evaluate our executive compensation program in relation to those goals.  Additionally, a triennial vote will provide us with time to respond to stockholder concerns and implement appropriate revisions.  Therefore, the Board of Directors recommends that the stockholders approve the following advisory resolution:

RESOLVED, that the stockholders desire that the Company include an advisory vote on the compensation of the Company’s named executive officers pursuant to Section 14A of the Exchange Act on a triennial basis.

The option that receives the highest number of votes cast by stockholders will pass. Even though this vote is only advisory, the Board of Directors has determined that it will follow the preference that is expressed by the advisory vote of the stockholders as to the frequency of votes on compensation, even if it is more often than the three years recommended by the Board.

THE BOARD RECOMMENDS THAT YOU VOTE TO HOLD AN ADVISORY VOTE ON EXECUTIVE COMPENSATION ON A TRIENNIAL BASIS.

MANAGEMENT
Directors

The following table sets forth the names, ages and titles of each member of the Board of Directors of the Company who will continue as a Director after the meeting:

Name	Age	Position and Office
Steven R. Goldberg	60	Chief Executive Officer and President; Director
Larry S. Mulkey	68	Chairman of the Board; Director
Nat Moore	60	Director
C. Rodney O’Connor	76	Director
Robert S. Picow	56	Director
Peter H. Woodward	38	Director

Set forth below are the names of all directors of the Company, all positions and offices with the Company held by each person, the period during which each has served as such, and the principal occupations and employment of such persons for at least the last five years:

Mr. Goldberg has been our Chief Executive Officer and President of the Company since November 2011 and has been a Director of the Company since July 2005.  Since 2007, he has been President of Goldhammer Advisory LLC, specializing in M&A and corporate finance matters, located in Miami, Florida.  From 2006 to 2007, he was CEO of Coral Gables based Sunbelt Diversified Enterprises LLC, a privately owned holding company that acquires and oversees the operations of various small cap companies in diverse industries.  Prior to joining Sunbelt, he was Senior Vice President of Arrow Air II LLC, from 2004 to 2006, after having previously served as Chief Financial Officer of its affiliate Arrow Air, Inc., a Miami-based cargo airline with related logistics and leasing entities. Prior to joining Arrow Air, from 2002 to 2004, he was a partner at Maplewood Partners LP, a private equity firm based in Coral Gables, Florida.  Mr. Goldberg served with Ryder System, Inc. and its subsidiaries for 12 years, from 2000 to 2001 and from 1987 to 1998, in positions including Senior Vice President of Corporate Finance, Vice President of Corporate Development, Vice President and Treasurer of Ryder System, Inc and Chief Financial Officer of Ryder Transportation Services.  From 1998 to 2000 he was Senior Vice President, Corporate Development of Republic Services, Inc., an environmental services company.  Prior to joining the Ryder group, Mr. Goldberg held positions in the finance departments of Squibb Corporation and J.E. Seagram & Sons, Inc., after having started his career at Manufacturers Hanover Trust in New York.  He was a lecturer in finance at the undergraduate School of Business, University of Miami, from 2005-2011 as well as having previously been a guest lecturer at the Graduate School of Business in the area of mergers and acquisitions.  Until his appointment as our Chief Executive Officer and President in November 2011, Mr. Goldberg served as Chairman of our Audit Committee.  Mr. Goldberg brings to the Board substantial knowledge of our business and expertise in financial, business and related matters.

We believe that Mr. Goldberg, due to his longstanding commitment to the Company, his substantial knowledge of our business, and his expertise in financial, business and related matters, is qualified to be a member of our Board of Directors.

Mr. Mulkey has served as a Director of the Company since November 2002 and as Chairman of the Board since November 2011.  Since 1997, he has served as the CEO and President of Mulkey & Associates, Inc., which provides consulting services specializing in transportation and logistics, business strategy, and real estate.  Mr. Mulkey retired from Ryder System, Inc. in 1997 after 31 years of service, the last five years as President of Worldwide Logistics and as a member of the executive committee.  Mr. Mulkey has served as a board and/or committee chairman in numerous organizations, including the American Trucking Association, and was the 1997 recipient of the Distinguished Service Award of the Council of Logistics Management which is the highest honor in the logistics industry.  He currently serves as a Director of Cardinal Logistics Management, Inc., a private logistics and transportation company.  Mr. Mulkey currently serves as a member of the Audit Committee, a member of the Compensation Committee, a member of the Nominating Committee and Chairman of the Corporate Governance Committee.  Mr. Mulkey brings to the Board considerable experience in the transportation industry as well as knowledge and understanding of business and finance generally and of our business in particular.

We believe that Mr. Mulkey, due to his longstanding commitment to the Company, his considerable experience in the transportation industry and his knowledge and understanding of business and finance generally and of our business in particular, is qualified to be a member of our Board and to serve as its Chairman..

Mr. Moore has served as a Director of the Company since May 2006.  Since 1987, he has served as President of Nat Moore & Associates Inc., an event management company located in Miami, and is the founder of The Nat Moore Foundation, a charitable organization that provides needed assistance to inner city organizations supporting sports teams and scholarships.  A former professional football player with the Miami Dolphins, Mr. Moore is also the Vice President of Alumni Relations & Special Projects and Senior Advisor to the CEO of the Miami Dolphins Limited and serves as Director of Pro Bowl Youth Clinics for the National Football League’s Special Events, and did the same for the Super Bowl Youth Clinics for 18 years.  He also appears as a Color Analyst for Miami Dolphins preseason television broadcasts on WFOR CBS-4, for the University of Florida, Breakfast with the Gators and on other various football game broadcasts.  He also has been a Color Analyst for Miami Hurricanes football broadcasts.  Mr. Moore is a 13-year veteran of the Miami Dolphins football team and was the ninth inductee into the Miami Dolphins Ring of Honor.  Mr. Moore currently serves on the Board of Directors of several other organizations, including Sun Trust Bank N.A., the Nat Moore Foundation, the Orange Bowl Committee, and the South Florida Golf Foundation.  He currently serves as a member of the Audit Committee, a member of the Nominating Committee, a member of the Corporate Governance Committee and Chairman of the Compensation Committee.  Mr. Moore brings to the Board financial experience and business acumen, and broad experience as a director of numerous organizations.

We believe that Mr. Moore, due to his longstanding commitment to the Company, his financial experience and business acumen, and his broad experience as a board member of numerous organizations, is qualified to be a member of our Board.

Mr. O’Connor has served as a Director of the Company since July 1999.  Mr. O’Connor previously assisted in the reorganization and refinancing of the Company.  He is the Chairman of Cameron Associates, Inc., a financial communications firm he founded in 1976.  Prior to 1976, he served in numerous positions over a 20-year period in the investment industry with Kidder Peabody and Bear Stearns.  He also was a founder and Director of Atrix Laboratories, Inc., a publicly traded specialty pharmaceutical company focused on advanced drug delivery, which was sold in 2004.  Mr. O’Connor is also a longstanding member of the Board of Directors of Fundamental Management Corporation, a private fund management firm.  Mr. O’Connor brings to the Board expertise in corporate finance, investor relations and investments generally.

We believe that Mr. O’Connor, due to his longstanding commitment to the Company and his expertise in corporate finance, investor relations and investments generally, is qualified to be a member of our Board.

Mr. Picow has served as a Director of the Company since March 2001.  He is currently Chairman of Quamtel, a provider of mobile broad band and international long distance services.  He is also the Vice Chairman of Eezinet Corporation, which is a private telecommunications company holding PCS licenses for cellular spectrum.  He served as Chairman of Cenuco Inc. (which subsequently changed its name to Lander Co. Inc. and is now known as Ascendia Brands, Inc.), a public communications technology company, from April 2004 until its merger with Lander Co. Inc.  Mr. Picow has served as a member of the Board of Directors of Cenuco (and now Ascendia) since July 2003, and as chief executive officer of the Cenuco Wireless division since 2005.  From June 1996 to August 1997, he served as the Vice Chairman of Brightpoint, Inc., a publicly traded communications company, and was its President from June 1996 until October 1997.  In 1981, Mr. Picow founded Allied Communications, Inc., the pioneer U.S. wireless electronics distributorship, serving 16 years as its Chairman, Chief Executive Officer and President until the 1996 merger of Allied and Brightpoint.  Since 2001, he has served on the Board of Directors of Fundamental Management Corporation, a private fund management firm.  He is also a Director of Infosonics Corporation, a multinational telecommunications company, and American Telecom Services, Inc., a provider of Internet phone and prepaid long distance communications services.  Mr. Picow currently serves as a member of the Compensation Committee, a member of the Corporate Governance Committee and Chairman of the Nominating Committee.  Mr. Picow brings to the Board financial expertise, business experience and acumen, and considerable experience as a director for multiple organizations.

We believe that Mr. Picow, due to his longstanding commitment to the Company, his financial expertise, his business experience and acumen, and his considerable experience as a director for multiple organizations, is qualified to be a member of our Board.

Mr. Woodward has served as a Director of the Company since May 2011.  He has served as the General Partner of MHW Capital Management, LLC, an investment firm specializing in equity investments in public companies that are revitalizing their business plans, since he founded it in August 2005.  From 1995 to August 2005 he was Managing Director of Regan Fund Management, LCC, an investment firm.  Mr. Woodward has served on the Board of Directors of The Hampshire Group since December 2009 and has previously served on the boards of directors of other companies, including NewsEdge Corp., Zomax, Inc., and Innodata-Isogen Corp.  Mr. Woodward brings to the Board financial and business expertise and experience as a director for multiple organizations.

We believe that Mr. Woodward, due to his extensive financial expertise, his experience as a director for multiple organizations and his business experience, is qualified to be a member of our Board.

Mark W. Smith, 49, has not previously served on the Board.  Mr. Smith has been nominated by the Board to stand for election to the Board at the Meeting.  From July 1997 through January 2012, Mr. Smith served in various roles of increasing responsibility for SFN Group, Inc., an NYSE listed company and provider of staffing, recruiting and technology services, including his latest role as Executive Vice President and Chief Financial Officer. Mr. Smith was instrumental in executing the Company’s strategy and its sale to Randstad Holding NV in September 2011. Prior to joining SFN Group, Inc., Mr. Smith served in various capacities for Ryder System, Inc. from February 1990 to July 1997 including as Group Director, Finance – Ryder Integrated Logistics.  Mr. Smith received his B.A. in Accounting from Hillsdale College and is a CPA.

We believe that Mr. Smith, due to his considerable experience with building successful businesses, including his specific experience in the transportation industry as well as his extensive knowledge and understanding of accounting and finance matters, is qualified to be a member of our Board.

Executive Officers

The following table sets forth the name and age of each of our executive officers, indicating all positions and offices presently held with the Company:

Name	Age	Position and Officers

Steven R. Goldberg	60	Chief Executive Officer and President
Michael S. Shore	43	Chief Financial Officer, Senior Vice President and Treasurer
Robert W. Beard	57	Senior Vice President, Operations & Sales
Timothy E. Shaw	50	Senior Vice President, Information Services & Administration and Chief Information Officer
Gary G. Williams	55	Senior Vice President, Supply
L. Patricia Messenbaugh	47	Vice President, Finance & Accounting and Chief Accounting Officer

Mr. Goldberg has been our Chief Executive Officer and President since November 2011 and has been a Director of the Company since July 2005. He is responsible for the management of all business affairs of the Company, reporting directly to the Board of Directors.  For a detailed description of Mr. Goldberg’s business experience, see “Management – Directors” above.

Mr. Shore has been our Chief Financial Officer, Senior Vice President and Treasurer since February 2002.  He also was our Corporate Secretary from February 2002 to September 2005.  Prior to joining the Company, he was CEO and President of Shore Strategic and Financial Consulting, providing financial and management services to both publicly traded and private corporate clients in the United States and Latin America.  From 1998 to 2000, he served as Director of Finance/Controller for the North American Zone Operations of Paris-based Club Mediterranee, which is publicly traded on the CAC.  From 1996 to 1998, he was Vice President of Finance/Controller for Interfoods of America, Inc., a publicly traded company and the largest Popeye’s Fried Chicken & Biscuits franchisee.  From 1994 to 1996, he was the Manager of Accounting and Financial Reporting for Arby’s, Inc.  Mr. Shore began his professional career in 1990 with Arthur Andersen, LLP, where he became a Senior Auditor working primarily with publicly traded companies and had received a State of Florida Certified Public Accountant license in 1991.  Mr. Shore has a diverse background in leading growth oriented public companies in mergers and acquisitions, capital formation, finance, treasury and accounting.

Mr. Beard (Robert W.) has been Senior Vice President, Operations & Sales, since September 3, 2010, responsible for all of our fleet and facility operations as well as its marketing and sales operations.  He had previously served as Senior Vice President, Marketing & Sales, of the Company and as its Investor Relations Officer since December 2006, when he was responsible for marketing and sales operations and investor relations.  From July 2005 to December 2006, he was Vice President, Corporate Development, and Investor Relations Officer responsible for product line strategy and development, and for vendor, investor and public relations.  Before joining the Company, he was employed by Cendian Corporation, a chemical logistics subsidiary of Eastman Chemical Company, as Group Director of Client Development and Sales Support from 2004 to July 2005 and as Director of Business Marketing from 2001 to 2004.  He was Senior Manager, Field Marketing for Ryder System, Inc. from 1994 to 2001.  From 1986 to 1994, he was the Vice President of Marketing for Comdata Corporation.  From 1985 to 1986, he was Manager of Vendor Relations for First Data Resources, a Division of American Express Travel Related Services Company.  Mr. Beard also was employed by Ryder Systems from 1977 to 1985, serving in a number of positions including Manager, Vendor Relations, and as a General Manager and a Controller in its Truckstops of America Division.

Mr. Shaw has been Senior Vice President, Information Services & Administration, of the Company and its Chief Information Officer since December 2006, responsible for all information systems management and corporate administration and from April 2006 to December 2006, he was Vice President, Information Systems Services and Chief Information Officer.  From 1999 to April 2006 he was the Vice President of Information Services with Neff Corporation/Neff Rental LLC headquartered in Miami, one of the country’s largest construction rental companies.  From 1998 to 1999, he served as Director, Retail and Distribution Systems for Fruehauf Trailer Services in St. Louis, Missouri.  From 1997 to 1998, he was Manager, Service Center Mechanization, for Southwestern Bell in St. Louis.  From 1994 to 1997, he was Manager, Information Systems with Aggregate Equipment in East Peoria, Illinois.  From 1991 to 1994, he was Systems Engineer with Electronic Data Systems (EDS) in Troy, Michigan.  From 1981 to 1991, he was a Manufacturing Engineer and Area Supervisor for McDonnell Douglas Corp. in St. Louis.  Mr. Shaw has an extensive background in IT leadership, process engineering, business operations, implementing enterprise resource solutions, storm disaster recovery planning, public company IT systems, Sarbanes-Oxley 404 implementation and compliance and the integration of acquisitions.  Mr. Shaw holds a Bachelor’s degree in Operations Management and a MBA degree, and is also a certified Project Management Professional and Information System Auditor.

Mr. Williams has been Senior Vice President, Supply, of the Company since September 3, 2010, responsible for product procurement and for inventory and price management.  He had previously served as Senior Vice President, Commercial Operations, since February 2001.  From December 2006 until September 2010 he was responsible for marketing and sales and product procurement.  From 1995 to February 2001, he was Vice President of Marketing for the supply, distribution and marketing subsidiary of TransMontaigne Inc., managing wholesale marketing functions in the Mid-Continent, Southeast and Mid-Atlantic and serving on that company’s senior risk management committee.  From 1987 to 1995, he was Regional Manager for Kerr-McGee Refining Corporation, responsible for unbranded petroleum product sales in its southeastern United States 11-state marketing region.

Ms. Messenbaugh has been our Chief Accounting Officer and Principal Accounting Officer since October 2007 and our Vice President of Finance & Accounting since April 2007.  Prior to joining the Company, Ms. Messenbaugh served as Director-Assistant Corporate Controller for NationsRent, Inc., a SEC reporting construction distribution company in Fort Lauderdale, from 2005 to 2006.  From 2003 to 2005, Ms. Messenbaugh served as Corporate Controller of Workstream, Inc., a publicly traded software application service company.  From 2001 to 2003, she was the Senior Corporate Accountant for publicly traded Mayors Jewelers Inc.  From 1992 to 2000, Ms. Messenbaugh served with Interim Healthcare, Inc. and Interim Services, Inc., now known as Spherion Inc., a publicly traded company, where she last held the position of Senior Financial Analyst. From 1989 to 1991, she was a Financial Analyst for publicly traded, NationsBank, now known as Bank of America.  Ms. Messenbaugh began her career with KPMG.  Ms. Messenbaugh is a Certified Public Accountant and holds a Bachelors degree in Computer Science and a MBA degree, both from Oral Roberts University, Tulsa, Oklahoma.

CORPORATE GOVERNANCE

Independence

After considering all of the relevant facts and circumstances, our Board of Directors has determined that each of Messrs. Moore, Mulkey, Picow, Smith and Woodward is independent from our management and qualifies as an “independent director” pursuant to Nasdaq Rule 5605(a)(2).  The Board determined that none of the above referenced directors (1) is an officer or employee of the Company or its subsidiaries or (2) has any direct or indirect relationship that would interfere with the exercise of his independent judgment in carrying out the responsibilities of a director.  As a result, a majority of the Company’s directors are independent as required by Nasdaq Rule 5605(b)(1).

Code of Business Conduct

We have adopted a Code of Business Conduct that applies to all of our employees, including our senior financial officers and our Chief Executive Officer, which complies with the requirements of the Sarbanes-Oxley Act of 2002 and Nasdaq listing standards.  Our Code of Business Conduct is designed to deter wrongdoing, and to promote, among other things, honest and ethical conduct, full, timely, accurate and clear public disclosures, compliance with all applicable laws, rules and regulations, the prompt internal reporting of violations of the Code of Business Conduct, and accountability.  Our Code of Business Conduct is available on our website at http://www.mobilefueling.com.  To access the Code of Business Conduct and our other corporate governance materials, click on “Investors” and then click on “Corporate Governance.”

Meetings and Committees of the Board of Directors

During the fiscal year ended June 30, 2011, our Board of Directors held five (5) meetings and took action by unanimous written consent three (3) times.  No incumbent director attended fewer than 75 percent of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board of Directors, and (ii) the number of meetings of committees of the Board of Directors held during the period he served on such committees.

The standing committees of the Board of Directors are as follows:  (i) the Audit Committee, (ii) the Compensation Committee, (iii) the Nominating Committee; and (iv) the Corporate Governance Committee.

Audit Committee. The duties and responsibilities of the Audit Committee include (a) the appointment of our auditors and any termination of such engagement, including the approval of fees paid for audit and non-audit services, (b) reviewing the plan and scope of audits, (c) reviewing our significant accounting policies and internal controls and (d) having general responsibility for oversight of related auditing matters.  The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act.

Messrs. Goldberg, Moore and Mulkey served on the Audit Committee during the fiscal year ended June 30, 2011, which met five (5) times during fiscal 2011.  Mr. Goldberg stepped down from the Audit Committee and was replaced by Mr. Woodward, on an interim basis, after Mr. Goldberg’s appointment as the Company’s President and Chief Executive Officer.  Upon his election as a Director, the Board intends to name Mr. Smith to replace Mr. Woodward on the Audit Committee to serve as the Audit Committee Chairman. Each current member of the Audit Committee, and Mr. Smith, is independent as defined in Nasdaq Rule 5605(a)(2), including the higher criteria for “audit committee independence” set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934.  The Board of Directors has determined that both Mr. Woodward and Mr. Smith qualify as an “Audit Committee Financial Expert” as that term is defined by Item 407(d) of Regulation SK promulgated pursuant to the Exchange Act.  In addition, each member of the Audit Committee is financially literate, as required by Nasdaq Rule 5605(c)(2)(A).

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our website at http://www.mobilefueling.com.  To access our corporate governance materials, click on “Investors” and then click on “Corporate Governance.”

Compensation Committee.  During the fiscal year ended June 30, 2011, Messrs. Moore, Mulkey and Picow served on the Compensation Committee, which took action by unanimous written consent four (4) times during the fiscal year ended June 30, 2011.  Upon the adjournment of the February 7, 2011, shareholders meeting, the Board intends to name Mr. Woodward to be the new Chairman of the Compensation Committee.  Each current member of the Compensation Committee, and Mr. Woodward, is independent as defined in Nasdaq Rule 5605(a)(2).  The Compensation Committee administers the 2009 Equity Incentive Plan and has the power and authority to (a) grant equity awards under the Plan and determine the terms thereof, and (b) construe and interpret the Plan.  This Committee is also responsible for the final review and determination of compensation of the Chief Executive Officer and other executive officers.  The compensation of the other executive officers is also set by the Compensation Committee based on recommendations from the Chief Executive Officer and such other input as the Committee believes appropriate and necessary.

The Compensation Committee has the authority to retain and terminate compensation consultants or other experts to assist the Committee in its evaluation of the Chief Executive Officer, his compensation or the compensation of any of the other executive officers.  Neither the Company nor the Compensation Committee has ever engaged any compensation consultants or similar firms, but the Committee has utilized compensation evaluation material published by such compensation evaluation firms in evaluating the reasonableness of the executive officers’ compensation.

The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available on the Company’s website at http://www.mobilefueling.com.  To access the charter and our other corporate governance materials, click on “Investors” and then click on “Corporate Governance.”

Nominating Committee.  Messrs. Moore, Mulkey and Picow served on the Nominating Committee during the fiscal year ended June 30, 2011, which met one (1) time and took action by unanimous written consent two (2) times during the fiscal year ended June 30, 2011.  Upon the adjournment of the meeting, the Board intends to name Mr. Woodward as an additional member of the Nominating Committee.  Each current member of the Nominating Committee, and Mr. Woodward, is independent as defined in Nasdaq Rule 5605(a)(2).  The Nominating Committee is responsible for identifying individuals qualified to become directors of the Company, recommending to the Board of Directors director candidates to fill vacancies of the Board of Directors and to stand for election by the stockholders at the annual meeting of the Company.  The Committee is also responsible for recommending to the Board the directors to serve on the various standing committees of the Board after reviewing their qualifications and eligibility for such service.  The Board has directed Mr. Woodward and the rest of the Nominating Committee to conduct a thorough review of the composition and the performance of the Board and its various committees and to report the Committee’s findings and recommendations for changes to the Board at a Board meeting to be held following the February 7, 2012, shareholders meeting.

The Nominating Committee and the Board of Directors will, as a matter of policy, give consideration to nominees for the Board who are recommended by stockholders.  A stockholder who wishes to recommend a nominee should direct his or her recommendation in writing to our Corporate Secretary at the Company’s address.  Stockholder recommendations will be evaluated by the Nominating Committee utilizing the same criteria as the Nominating Committee makes for its own recommendations to the Board of Directors.  In order for the Nominating Committee to consider a candidate recommended by a shareholder of the Company, we must receive the required notice (as defined below) by the date set forth in the prior year’s annual proxy statement under the heading “Stockholder Proposals” in order to be considered by the Nominating Committee in connection with the Company’s next annual meeting of stockholders.

Stockholders wishing to propose to the Nominating Committee that it consider recommending a particular candidate for nomination to the Board of Directors may do so by providing advance written notice to the Corporate Secretary.  The notice must include the following information:

As to each proposed nominee:

•	the name, age, business address and residence address;

•	the principal occupation or employment;

•	the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the nominee; and

•
any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

As to the stockholder giving notice:

•	the name and record address of such stockholder;

•	the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder;

•
a description of all arrangements or understandings between such stockholder and each candidate for nomination and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; and

•
any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

If all of the information set forth above is provided to the Corporate Secretary by a qualified stockholder in a timely manner, the Corporate Secretary will forward the information to the Nominating Committee, which will consider the information in making its own recommendations to the Board of Directors for Board nominees.

Any nominee for director should be a person of integrity and must be committed to devoting the time and attention necessary to fulfill his or her duties to the Company.  The Nominating Committee will evaluate the independence of potential directors, as well as their business experience, understanding of and experience in the industry, personal skills, or specialized skills or experience, relative to those of other candidates for the Board of Directors, including but not limited to current directors.  The Nominating Committee will also consider issues involving possible conflicts of interest of directors or potential directors, the results of interviews of selected candidates by members of the Nominating Committee and the Board of Directors, and the totality of the circumstances.

We did not receive any information from stockholders concerning proposed nominees or recommended candidates for nomination for this year’s annual meeting, which information was required to be received by September 11, 2011, as set forth in our proxy statement for last year’s annual meeting held on December 10, 2010.  As a result, under our bylaws, the nominations for directors at this year’s meeting are limited to those persons nominated by the Board of Directors.

A shareholder’s proposal to nominate a director at our next annual meeting, which we currently expect to be held in January 2013, it must be received on or before November 9, 2012 and no earlier than no earlier than the 120th day prior to that annual meeting.  If the date of that annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the February 7, 2012, annual meeting, then that November 9, 2012, deadline for proposed nominees would be changed to the later of the 90th day prior to that annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

If the Nominating Committee does not elect to include the candidate proposed by the stockholder in its recommended slate of nominees and the Board does not otherwise determine to nominate the candidate, then a stockholder who has supplied all of the foregoing information to the Corporate Secretary in a timely manner may still appear at the meeting, in person or by proxy, to nominate the stockholder’s candidate to the Board.  We are under no obligation, however, to include any information in the Company’s proxy statement concerning a stockholder’s proposed nominee if the candidate is not nominated by the Board.

Our Board of Directors has adopted a written charter for the Nominating Committee, a copy of which is available on the Company’s website at http://www.mobilefueling.com.  To access the Nominating Committee’s charter and our other corporate governance materials, click on “Investors” and then click on “Corporate Governance.”

Corporate Governance Committee.  Messrs. Moore, Mulkey and Picow served on the Corporate Governance Committee during the fiscal year ended June 30, 2011, which took action by written consent two (2) times during the fiscal year ended June 30, 2011.  Upon the adjournment of the meeting, the Board intends to name Mr. Smith and Mr. Woodward as additional members of the Corporate Governance Committee.  Each current member of the Nominating Committee, and each of Mr. Woodward and Mr. Smith, is independent as defined in Nasdaq Rule 5605(a)(2).  The Corporate Governance Committee’s principal responsibilities include periodically assessing the performance of the Board of Directors, periodically reviewing and assessing the Company’s Code of Business Conduct and reviewing and recommending to the Board of Directors appropriate corporate governance policies and procedures for the Company.  The Corporate Governance Committee is also charged with review and approval of any related party transactions, a duty that was assigned to the Audit Committee prior to the formation of a separate Corporate Governance Committee.  The Board has recently directed the Corporate Governance Committee to focus on improving the Board’s ongoing process of self-examination and its transparency to our shareholders and the investment community generally.  The recommendations of the Corporate Governance Committee in this regard will be considered by the Board at a meeting following the February 7, 2012, shareholders meeting.

Our Board of Directors has adopted a written charter for the Corporate Governance Committee, a copy of which is available on the Company’s website at http://www.mobilefueling.com.  To access this charter or our other corporate governance materials, click on “Investors” and then click on “Corporate Governance.”

Director Attendance at Annual Meeting

All members of our Board of Directors and nominees for the Board are encouraged, but not required, to attend the annual meeting of stockholders.  Each incumbent director, other than Mr. Woodward, who first became a director on May 16, 2011, attended the annual meeting of Stockholders held on December 10, 2010.

Communications with the Board of Directors

Stockholders who wish to communicate with our Board of Directors may do so by addressing their correspondence to the Board of Directors at SMF Energy Corporation, Attention: Corporate Secretary, 200 West Cypress Creek Road, Suite 400, Fort Lauderdale, Florida 33309.  Our Board of Directors has approved a process pursuant to which the Corporate Secretary shall review and forward correspondence to the Company’s Chairman of the Board or other appropriate director, committee or group of directors for response.

Board Leadership Structure

The Chairman of our Board of Directors, Mr. Mulkey, is not an executive of the Company and is an independent director.  Upon Mr. Gathright’s retirement in November 2011, the Board determined that, at this stage of our development, a separation of the roles of Chief Executive Officer and Chairman of the Board would be reasonable and appropriate.  In making that determination, the Board weighed various considerations, including the following.  Separation of the two roles relieves the Chief Executive Officer from having to oversee Board activities and frees him to focus on the Company’s business and operations.  A separate Chairman gives the Company the benefit of the Chairman’s experience in corporate governance.  Having an independent director as Chairman facilitates the performance of the independent directors’ obligation to oversee the activities and performance of the Chief Executive Officer and the other executive officers.  On the other hand, even though the Board has separated the positions of Chairman and Chief Executive Officer at this time, it reserves the right to appoint one individual to hold both positions in the future if it believes it to be in the best interests of the Company at that time.

Our management is responsible for day-to-day risk management of the Company.  Management reports to the Board on the material risks we face whenever management determines that our risk profile materially has changed.  The Board uses management’s reports to evaluate our exposure to risks in carrying out our business plans and growth strategies.  Currently, the Board primarily focuses on risks related to our operations, liquidity, regulatory compliance and legal matters, which the Board believes to be the areas most likely to have a potentially material impact on the Company.

Absence of Appraisal Rights

We are incorporated in the State of Delaware and are therefore subject to the Delaware General Corporation Law. Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to any of the proposals to be acted upon at the annual meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of our Common Stock, file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock.  Directors, officers and greater than ten percent stockholders are required by SEC rules to furnish us with copies of all ownership reports they file with the SEC.  We believe that, during the fiscal year ending June 30, 2011, each of our directors, officers and greater than ten percent stockholders complied with all applicable Section 16(a) filing requirements. Our information regarding compliance with Section 16(a) is based solely on a review of the copies of such reports and any written representations furnished to us by our directors, officers and greater than ten percent stockholders.

The following table lists (i) each of the Company’s directors, (ii) each of the Company’s executive officers, and (iii) any persons known by the Company to beneficially own more than 10% of its Common Stock and Preferred Stock.

Name	Title/Designation

Steven R. Goldberg	Chief Executive Officer, President and Director
Larry S. Mulkey	Chairman of the Board
Wendell R. Beard*	Director
Nat Moore	Director
C. Rodney O’Connor	Director
Robert S. Picow	Director
Peter H. Woodward	Director
Michael S. Shore	Chief Financial Officer, Senior Vice President and Treasurer
Robert W. Beard	Senior Vice President, Operations & Sales
Timothy E. Shaw	Senior Vice President, Information Services & Administration and Chief Information Officer
Gary G. Williams	Senior Vice President, Supply
L. Patricia Messenbaugh	Vice President, Finance & Accounting and Chief Accounting Officer

* Mr. Beard is retiring from the Board upon the adjournment of the shareholders meeting, at which time the Board intends to name him Director Emeritus, a non-voting advisory position that will enable him to attend meetings of the Board of Directors or its committees.

Based solely on review of the Forms 3 and 4 of the above referenced persons furnished to us and representations made by such persons to us, during the fiscal year ended June 30, 2011, no executive officer, director or ten percent stockholders of the Company (i) filed a late report, (ii) failed to report a transaction on a timely basis or (iii) failed to file a required form pursuant to the filing requirements under Section 16(a) of the Exchange Act.

Certain Relationships and Related Transactions

C. Rodney O’Connor, a Director of the Company, is also Chairman of Cameron Associates, Inc., a financial consulting and investor relations public relations firm, which has provided investor relations services to the Company since 1997.  During fiscal 2011, the Company paid $78,000, plus $1,105.58 for expenses, to Cameron Associates, Inc. for such services, compared to $78,000 during fiscal 2010.

We have a stated policy against any conflict of interest transaction in our Code of Business Conduct, which was most recently revised by the Board of Directors in November 2010.  The Code of Business Conduct specifically prohibits officers, directors and employees from employment by, or investment in, any current or prospective customer, supplier or competitor of the Company.  The Code of Business Conduct also prohibits acceptance of commissions, compensation or excessive gifts or entertainment from persons or firms with which the Company does or may do business, as well as any exploitation of a corporate opportunity for personal profit.  Exceptions to the prohibitions on conflict of interest transactions may be made on a case-by-case basis to avoid undue hardship, such as investments made before employment or other pre-existing relationships, such as our longstanding business relationship with Cameron Associates, Inc.

The Charter of the Corporate Governance Committee includes a requirement for that committee to approve any transaction involving the Company and a related party in which the parties’ relationship could enable the negotiation of terms on other than an independent, arm’s length basis.  For these purposes, a “related party transaction” includes any transaction that is required to be disclosed pursuant to Item 404 of SEC Regulation S-K.  In making any determination concerning whether to approve a related party transaction, the Corporate Governance Committee is guided by our Code of Business Conduct.  The Corporate Governance Committee Charter specifically provides that the Committee shall review with management actions taken to ensure compliance with the Code of Conduct.  The Charter also requires the Corporate Governance Committee to review any conduct of executive officers or directors that is alleged to be in violation or potential violation of the Code and, in appropriate instances, grant a waiver or exception for specific individuals.  The Corporate Governance Committee has the authority to cause the Company to take remedial, disciplinary or other measures against executive officers and directors who violate the Code of Conduct and to cause the prompt public disclosure of any waiver of or change to the Code as it relates to executive officers or directors.

Copies of the Code of Business Conduct and the Corporate Governance Committee Charter are available on our website at http://www.mobilefueling.com.  To access these and other corporate governance materials, click on “Investors” and then click on “Corporate Governance.”

Compensation Committee Interlocks

Messrs. Moore, Mulkey and Picow served as members of our Compensation Committee during the last fiscal year.  No member of our Compensation Committee during fiscal 2011 was an officer, former officer or employee of the Company or had any financial relationship with the Company other than the compensation they received for serving as independent directors of the Company.  Similarly, Mr. Woodward, whom the Board intends to name as the new Chairman of the Compensation Committee at the Board meeting immediately following the February 7, 2012, stockholders meeting, has never been an or employee of the Company or had any financial relationship with the Company other than his compensation as an independent director.  The Company is not aware of any interlocks or insider trading participation required to be disclosed under applicable rules of the Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock and Preferred Stock by: (i) persons known to the Company to beneficially own more than 5% of its Common Stock and Preferred Stock, (ii) each of the Company’s directors, (iii) the Company’s principal executive officer and its two other most highly compensated executive officers and (iv) all directors and executive officers of the Company as a group.  Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.  Voting power is the power to vote or direct the voting of securities, and investment power is the power to dispose of or direct the disposition of securities.

	Common Stock Beneficially Owned(2)			Series D Convertible Preferred Stock Beneficially Owned(3)		Common Stock and Series D Convertible Preferred Stock (“Voting Shares”)(4)
Name and Address(1)	Shares		%	Shares	%	Shares		%
Directors and Named Executive Officers
Steven R. Goldberg, Chief Executive Officer and President	54,379	(5)	*	―	―	45,000		*
Michael S. Shore, Chief Financial Officer, Senior Vice President and Treasurer	56,245	(6)	*	―	―	28,466		*
L. Patricia Messenbaugh, Vice President, Finance and Accounting, Chief Accounting Officer and Principal Accounting Officer	21,494	(7)	*	―	―	9,270		*
Larry S. Mulkey, Chairman of the Board	15,908	(8)	*	―	―	5,000		*
Wendell R. Beard, Director	12,908	(9)	*	―	―	5,889		*
Nat Moore, Director	13,939	(10)	*	―	―	5,000		*
C. Rodney O’Connor, Director	333,656	(11)	3.82	312	58.43	257,616	(12)	3.00
Robert S. Picow, Director	55,903	(13)	*	―	―	48,884		*
Mark W. Smith, Director Nominee	―		*	―	―	―
Peter H. Woodward, Director	452,000	(14)	5.27	―	―	452,000		5.27
All directors and executive officers as a group (9 individuals)	1,016,432	(15)	11.84	312	58.43	857,125	(16)	9.99

Beneficial Owners of More Than 5% of Voting Shares
Leonid Frenkel	479,258	(17)	5.59	―	―	479,258		5.59
Fred C. Applegate	677,438	(18)	7.89	―	―	677,438		7.89

	Common Stock Beneficially Owned(2)			Series D Convertible Preferred Stock Beneficially Owned(3)		Common Stock and Series D Convertible Preferred Stock (“Voting Shares”)(4)
Name and Address(1)	Shares		%	Shares	%	Shares		%
	Beneficial Owners of More Than 5% of Series D Preferred Stock
Gabriel & Alma Elias JT WROS	57,018	(19)	*	125	23.41	29,365	(20)	*
Mark D. Wittman	13,334	(21)	*	60	11.24	60	(22)	*
Michael Bevilacqua	9,353	(23)	*	37	6.93	1,167	(24)	*

*	Less than one percent.

(1)	The address of each of the executive officers and directors identified is c/o SMF Energy Corporation, 200 West Cypress Creek Road, Suite 400, Fort Lauderdale, Florida 33309.

(2)
Based on 8,581,523 shares of Common Stock outstanding as of December 9, 2011.  Pursuant to the rules of the Securities and Exchange Commission (the “Commission”), certain shares of Common Stock which a person has the right to acquire within 60 days of December 9, 2011 pursuant to the exercise of stock options, warrants and conversion of convertible promissory notes and preferred stock, are deemed to be outstanding for the purpose of computing the percentage ownership of that person, but not the percentage ownership of any other person.

(3)	Based on 534 shares of Series D Convertible Preferred Stock outstanding as of December 9, 2011.

(4)
This column reflects the record ownership of the listed stockholders and excludes shares that are beneficially owned by virtue of stock options, conversion rights and related parties, and is based on 8,582,057 shares of Common Stock and Series D Convertible Preferred Stock issued and outstanding as of December 9, 2011.

(5)	Includes 45,000 shares of Common Stock and 9,379 shares of Common Stock issuable upon the exercise of certain stock options.

(6)	Includes 28,466 shares of Common Stock and 27,779 shares of Common Stock issuable upon the exercise of certain stock options.
(7)	Includes 9,270 shares of Common Stock and 12,224 shares of Common Stock issuable upon the exercise of certain stock options.

(8)	Includes 5,000 shares of Common Stock and 10,908 shares of Common Stock issuable upon the exercise of certain stock options.

(9)
Includes 5,889 shares of Common Stock and 7,019 shares of Common Stock issuable upon the exercise of certain stock options. Mr. Beard is retiring as a member of the Board upon adjournment of the meeting.

(10)	Includes 5,000 shares of Common Stock and 8,939 shares of Common Stock issuable upon the exercise of certain stock options.

(11)
Includes 257,304 shares of Common Stock, 7,019 shares of Common Stock issuable upon the exercise of certain stock options and 69,333 shares of Common Stock issuable upon conversion of Series D Convertible Preferred Stock.

(12)	Includes 257,304 shares of Common Stock and 312 shares of Series D Convertible Stock.

(13)	Includes 48,884 shares of Common Stock and 7,019 shares of Common Stock issuable upon the exercise of certain stock options.

(14)
Includes 2,000 shares of Common Stock and 450,000 shares of Common Stock held by MHW Partners, LP.  Mr. Woodward is the Managing Partner of MHW Capital LLC, the general partner of MHW Partners, LP, and therefore has investment, dispositive and voting power over, and beneficial ownership of, the 450,000 shares of Common Stock held by MHW Partners, LP.

(15)
Includes 856,813 shares of Common Stock, 90,286 shares of Common Stock issuable upon the exercise of certain stock options and 69,333 shares of Common Stock issuable upon conversion of Series D Convertible Preferred Stock.

(16)	Includes 856,813 shares of Common Stock and 312 shares of Series D Convertible Preferred Stock.

(17)
Includes 94,983 shares of common stock held by Periscope Partners LP, of which Mr. Frenkel is the general partner.  Mr. Frenkel disclaims beneficial ownership of the Company’s securities held by Periscope except to the extent of his pecuniary interest therein.  Does not include 355,234 shares of common stock beneficially owned by Triage Capital Management, LP.  Triage Capital Management, LP has identified Mr. Frenkel as the Managing Member of Triage Capital LF Group LLC, which acts as the general partner to a general partner of Triage Capital Management, LP.  Mr. Frenkel disclaims beneficial ownership of the Company’s securities held by Triage Capital Management, LP except to the extent of his pecuniary interest therein.  Mr. Frenkel’s address is 1600 Flat Rock Road, Penn Valley, PA 19072.

(18)	Mr. Applegate’s address is 14724 Rancho Santa Fe Farm Road, Rancho Santa Fe, CA 92067.

(19)
Includes 29,240 shares of Common stock and 27,778 shares of Common Stock issuable upon conversion of Series D Preferred Stock. The address for Gabriel and Alma Elias is P.O. Box 340, 206 N. Bowman Ave., Merion Station, PA 19066.

(20)	Includes 29,240 shares of Common Stock and 125 shares of Series D Convertible Preferred Stock.

(21)	Includes 13,334 shares of Common Stock issuable upon conversion of Series D Preferred Stock. The address for Mr. Wittman is 20 Beacon Hill Lane, Phoenixville, PA 19460.

(22)	Includes 60 shares of Series D Convertible Preferred Stock.

(23)
Includes 1,130 shares of Common stock and 8,223 shares of Common Stock issuable upon conversion of Series D Preferred Stock. The address for Mr. Bevilacqua is 231 E. Hamilton Avenue, State College, PA 16801.

(24)	Includes 1,130 shares of Common Stock and 37 shares of Series D Convertible Preferred Stock.

Changes in Control

The Company knows of no arrangement or events, the occurrence of which may result in a change in control.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation

The following table provides information concerning total compensation earned or paid to the current Chief Executive Officer, the former Chief Executive Officer, and the two other most highly compensated executive officers of the Company for services rendered to the Company for the fiscal years ended June 30, 2011 and 2010. These four persons are referred to as the “named executive officers” in this proxy statement.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($) (1)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensa-tion ($) (2)		Total ($)
Steven R. Goldberg,	2011	33,000	(4)	-0-	5,780	-0-		-0-	-0-	2,210	(5)	40,990
CEO, President and Director (3)	2010	24,000	(4)	-0-	-0-	929	(6)	-0-	-0-	119		25,048

Michael S. Shore,	2011	238,000		20,447	-0-	-0-		-0-	-0-	12,000		270,447
CFO, Senior V.P. and Treasurer	2010	212,154		-0-	-0-	-0-		-0-	-0-	12,000		224,154

L. Patricia Messenbaugh,	2011	183,000		11,010	-0-	-0-		-0-	-0-	10,000		204,010
Vice President, Finance and Accounting, Chief Accounting Office and Principal Accounting Officer	2010	161,769		-0-	-0-	-0-		-0-	-0-	7,415		169,184

Richard E. Gathright,	2011	371,461		55,049	61,898	-0-		-0-	-0-	14,767		503,175
Former Chairman of the Board,	2010	323,000		-0-	-0-	-0-		-0-	-0-	12,000		335,000
CEO and President (7)

(1)
Amounts shown do not reflect compensation actually received or the actual value that may be recognized with respect to these awards in the future.  Instead, the amounts shown are the grant date fair values determined in accordance with FASB ASC Topic 718 for stock-based awards granted pursuant to our 2009 Equity Incentive Plan.  The calculation of those amounts are included in Note 8 to our audited financial statements for the fiscal year ended June 30, 2011, included in our Annual Report on Form 10-K filed with the SEC on September 28, 2011.

(2)	The amounts in this column reflect the annual automobile allowance provided to each of the named executive officers.

(3)	Steven R. Goldberg became President and CEO effective November 21, 2011.

(4)	Includes a $4,000 payment per quarter for Mr. Goldberg’s prior duties as the Chairman of the Audit Committee.

(5)	This amount represents cash payments in the amount of $2,210 in connection with tax reimbursements with regard to grants of restricted stock.

(6)
This amount reflects the aggregate grant date fair value under US generally accepted accounting principles of awards made during the fiscal year ended June 30, 2010.  The assumptions we use in calculating these amounts are discussed in Note 2 – Summary of Significant Accounting Policies on Stock-Based Compensation to the Consolidated Financial Statements included in the Company’s Form 10-K for the year ended June 30, 2010.

(7)	Richard E. Gathright retired from his positions as Chairman of the Board, President and CEO in November 2011.

Compensation Discussion and Analysis

This section discusses the compensation of our “named executive officers” for the fiscal years ended June 30, 2011 and 2010, consisting of: (a) Richard E. Gathright, former Chairman of the Board, Chief Executive Officer and President, who retired from his positions as Chairman of Board, Chief Executive Officer and President in November 2011; (b) our current Chief Executive Officer and President, Steven R. Goldberg, who assumed those positions on November 21, 2011, (c) Michael S. Shore, Chief Financial Officer, Senior Vice President and Treasurer; and (d) L. Patricia Messenbaugh, Vice President – Finance and Accounting, Chief Accounting Officer and Principal Accounting Officer.

Roles of our Compensation Committee in Compensation Decisions, Use of Compensation Consultants and Compensation Philosophy and Objectives

The Company strives to attract, motivate, and retain high-quality executives by providing total compensation that is performance-based and competitive within the labor market in which the Company competes for executive talent as a public company in a very specialized industry.  Our compensation program is intended to align the interests of management with the interests of stockholders by linking pay with performance, thereby incentivizing performance and furthering the ultimate objective of improving stockholder value.

Base salary amounts of executive officers are reviewed annually.  The Compensation Committee sets the base salary level of our Chief Executive Officer, and, based on input from the Chief Executive Officer, of the other executive officers.  In September 2010, the Compensation Committee established a policy that, beginning in fiscal 2012, all executive officers would receive 3% annual increases in their base salaries unless the Committee, after review of the appropriateness of such increases, took action to increase or decrease the amount.  By doing so, the Committee determined that a 3% annual increase in salary for executive officers was a reasonable expectation for the executive officers and a reasonable base line for the Company that could be varied by the Committee, based on its evaluation of individual performance and the Company’s overall performance and available resources, on an annual basis.  For fiscal 2012, the first year of the policy, the Committee reviewed the impact of the presumed 3% increases on the various executive officers’ salaries and determined that the increases were in fact reasonable and appropriate.  As a result of those 3% increases, the salaries of Messrs. Gathright and Shore and Ms. Messenbaugh were increased to $384,190, $245,140, and $188,490, respectively, effective July 1, 2011.

The Compensation Committee has the authority to retain and terminate compensation consultants or other experts to assist the Committee in its evaluation of the Chief Executive Officer, his compensation or the compensation of any of the other executive officers.  While the Company has never engaged any compensation consultants or similar firms, it has utilized compensation evaluation material provided by such compensation evaluation firms.

Steven R. Goldberg.  Under Mr. Goldberg’s November 16, 2011, employment agreement, as approved by the Compensation Committee, Mr. Goldberg’s annual base salary is set at $350,000, though it may be increased by the Board or the Committee from time to time.

Upon a termination of Mr. Goldberg’s employment by the Company without cause or by Mr. Goldberg for good reason, Mr. Goldberg shall be entitled to a severance payment equal to (i) (A) 50% of his then current annual salary if such termination occurs during the first year of his employment, (B) 100% of such annual salary if such termination occurs during the second year of his employment or (C) 150% of the annual salary if such termination occurs during or after the third year of his employment, plus (ii) any annual incentive bonuses earned but not yet paid for the completed full fiscal year immediately prior to the date of termination.  The agreement provides that the severance payment, which the Company may elect to pay in a lump sum or ratably over the eighteen months, is subject to the limitations on severance payments imposed by Section 409A of the Internal Revenue Code.  If the agreement is terminated for “cause,” as defined in the agreement, Mr. Goldberg would not be entitled to the severance payments and severance benefits specified in the Agreement.

Mr. Goldberg was not employed by the Company at the end of fiscal 2011.  Nevertheless, the Company estimates its liability for terminating Mr. Goldberg’s employment at the end of fiscal 2011 would have been, were he employed by the Company at that time pursuant to the employment agreement outlined above, approximately $175,000 for six months of salary.

Richard E. Gathright.  Under Mr. Gathright’s retirement agreement, which was entered into on November 16, 2011, the Company will provide Mr. Gathright with retirement pay and benefits for a period of 12 months following the termination of his employment at his current salary of $384,190 (the “Retirement Pay”).  In addition to the Retirement Pay, the Company will also make a severance payment to Mr. Gathright equal to his current salary and benefits for a six month period, either ratably over the period between January 1, 2013, and June 30, 2013, or in a lump sum, as the Company elects.

The retirement agreement also changed the vesting schedule for Mr. Gathright’s then unvested award of 62,000 restricted shares of the Company’s common stock (the “Restricted Stock”), previously granted to him pursuant to the Company’s 2009 Equity Incentive Plan.  Instead of vesting in two installments of 31,000 shares each on November 1, 2012, and November 1, 2013, those installments of Restricted Stock will vest on July 31, 2012, and January 31, 2013, respectively.  In addition, Mr. Gathright’s fully vested options to purchase 22,224 shares of the Company’s common stock at an exercise price of $2.475 will remain fully exercisable until June 30, 2013.

Prior to Mr. Gathright’s retirement, we had estimated our liability for terminating Mr. Gathright’s employment at the end of fiscal 2011 at $590,997, comprised of $559,500 for 18 months of salary, together with $18,000 in auto allowance, $9,346 in employer health insurance contributions, and $4,151 for club membership dues for the 18 month period of time.

Michael S. Shore.  By letter agreement dated February 7, 2002, the Company and Mr. Shore agreed to his employment as our Chief Financial Officer, Senior Vice President and Treasurer.  The letter agreement also provides that the Company will give Mr. Shore six months notice prior to terminating his employment without cause and that Mr. Shore will give a corresponding six month notice to the Company prior to any resignation.  Effective May 24, 2010, Mr. Shore’s base salary was increased from $210,000 per annum to $238,000.  All other terms of Mr. Shore’s letter agreement remained the same.

We therefore estimate that our liability for terminating Mr. Shore’s employment at the end of fiscal 2011 would have been approximately $128,081, comprised of $119,000 for six months of salary, together with $6,000 in auto allowance, and $3,081 in employer health insurance contributions for the six month period of time.  Mr. Shore’s entitlement to receive such payments and compensation would, however, require him to continue to provide services as a full time employee for the six month period unless the Company declines to accept those services.

L. Patricia Messenbaugh. By letter agreement dated April 6, 2007, the Company and Ms. Messenbaugh agreed to her employment as our Vice President of Finance and Accounting.  Effective May 24, 2010, Mr. Messenbaugh’s base salary was increased from $160,000 per annum to $183,000.

Change in Control Benefits

Section 14 of our 2009 Equity Incentive Plan provides for accelerated vesting of all unvested stock options, restricted stock and other awards under the Plan if the Company or its stockholders dispose of all or substantially all of the assets or stock of the Company (whether by sale, merger or other reorganization, liquidation, or otherwise) if our shareholders immediately before the contemplated transaction do not own 50% or more of the voting power of the surviving entity. In such an event, 445 shares of the Company’s unvested stock options, none of which are held by the named executive officers, would vest and 153,500 shares of restricted stock, including 15,000 and 6,000 shares held by Mr. Shore and Ms. Messenbaugh, respectively, would vest. There is no corresponding provision in the Plan, however, for accelerated vesting of stock options or other equity awards if there are changes in our management or the composition of our Board of Directors. We have no other agreements that would require us to provide consideration in the event of a transaction or other event resulting in a change in control of the Company other than Mr. Goldberg’s employment agreement, which permits him to resign “for good reason” and obtain full severance benefits under the agreement if his duties or responsibilities are materially changed, or if he no longer holds the positions of Chief Executive Officer and President of the Company. See the discussion of Mr. Goldberg’s employment agreement above and under “Employment Agreements and Compensation of Named Executive Officers”, below.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information with respect to outstanding stock options held by the named executive officers as of the fiscal year ending June 30, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Steven R. Goldberg,	334	0	0	1.40	12/31/2019	0	0	0	0
CEO, President and Director	334	0	0	1.665	9/30/2019
	334	0	0	1.665	6/30/2019
	334	0	0	.675	3/31/2019
	334	0	0	.99	12/31/2018
	334	0	0	1.35	9/30/2018
	334	0	0	2.70	6/30/2018
	334	0	0	4.23	3/31/2018
	334	0	0	3.015	12/31/2017
	334	0	0	5.76	9/30/2017
	334	0	0	6.705	6/30/2017
	334	0	0	7.515	3/31/2017
	162	0	0	6.30	12/31/2016
	162	0	0	9.72	9/30/2016
	162	0	0	11.16	6/30/2016
	162	0	0	11.97	3/31/2016
	139	0	0	13.05	12/31/2015
	139	0	0	16.605	9/30/2015
	4,445	0	0	11.88	7/8/2015

Michael S. Shore,	13,334	0	0	2.475	2/12/2012	0	0	0	0
CFO, Senior V.P. and	5,556	0		2.475	10/12/2014
Treasurer	8,889	0		2.475	10/8/2017

L. Patricia	10,001	0	0	2.475	4/18/2017	0	0	0	0
Messenbaugh, Vice President, Finance and Accounting, Chief Accounting Office and Principal Accounting Officer	2,223	0		2.475	10/8/2017

Richard E. Gathright,	5,556	0	0	2.475	10/12/2014	0	0	0	0
Former Chairman of the Board,	16,668	0		2.475	10/8/2017
CEO and President (2)

(1)	Steven R. Goldberg became President and CEO effective November 21, 2011.

(2)	Richard E. Gathright retired from his positions as Chairman of the Board, President and CEO in November 2011 but remains employed by the Company through December 31, 2011.

Retirement Plans

The Company does not provide any of its executive officers with pension benefits, deferred compensation or other similar plans other than a tax qualified 401(k) defined contribution plan in which an executive officer is able to participate on the same terms as those offered to other employees, subject to plan qualification rules that limit or prohibit such participation by highly compensated employees.  The Company has not made any employee matching contributions to the 401(k) plan since its adoption.

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of our non-employee Directors during the fiscal year ended June 30, 2011.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)		Total ($)
Wendell R. Beard	36,000	(2)	5,780	0	0	0	2,210	(3)	43,990
Nat Moore	25,500	(4)	5,780	0	0	0	2,210	(3)	33,490
Larry S. Mulkey	20,000	(5)	5,780	0	0	0	2,415	(3)	28,195
C. Rodney O’Connor	17,000		5,780	0	0	0	2,210	(3)	19,210
Robert S. Picow	20,000	(6)	5,780	0	0	0	2,210	(3)	27,990
Peter H. Woodward	0		1,360	0	0	0	450	(7)	1,810

(1)
Amounts shown do not reflect compensation actually received by our directors or the actual value that may be recognized by the directors with respect to these awards in the future.  Instead, the amounts shown are the grant date fair values determined in accordance with FASB ASC Topic 718 for stock-based awards granted pursuant to our 2009 Equity Incentive Plan.  Assumptions used in the calculation of these amounts are included in Note 8 to our audited financial statements for the fiscal year ended June 30, 2011, included in our Annual Report on Form 10-K filed with the SEC on September 28, 2011.

(2)
Includes a $5,000 payment per quarter for management consultation and oversight duties as liaison between management and the other non-employee directors. Mr. Beard is retiring as a member of the Board upon adjournment of the meeting but will be named Director Emeritus at that time, and will continue to receive this fee as compensation for his advisory services in that capacity until December 31, 2012.

(3)
This amount represents cash payments in the amount of $2,210 in connection with tax reimbursements with regard to grants of restricted stock, as well as reimbursable out-of-pocket expenses if applicable.

(4)	Includes a $1,500 payment per quarter for duties as the Chairman of the Compensation Committee.
(5)	Includes a $1,000 payment per quarter as Chairman of the Corporate Governance Committee.
(6)	Includes a $1,000 payment per quarter as Chairman of the Nominating Committee.
(7)	Joined the Board of Directors on May 11, 2011. This amount represents reimbursable out-of-pocket expenses.

During the fiscal year ended June 30, 2011, we compensated each non-employee director with a director’s fee of $5,000 per quarter.  In addition, our directors are reimbursed for any out-of-pocket expense incurred by them for attendance at meetings of the Board of Directors or committees thereof.  The Chairman of the Audit Committee receives an additional fee of $4,000 per quarter, and the Chairmen of the Compensation, Corporate Governance and Nominating Committees receives additional fees of $1,500, $1,000 and $1,000 per quarter, respectively.

Each non-employee who served as a member of our Board of Directors as of May 10, 2001, the effective date of the 2001 Directors Stock Option Plan (the “2001 Directors Plan”) received a fully vested option to purchase 4,445 shares of stock at an exercise price equal to the Fair Market Value (as determined under the 2001 Directors Plan) of a share of stock on the Grant Date.  In addition, on the last day of each fiscal quarter until and including December 31, 2009, each non-employee director received an additional grant of an option to purchase 334 shares at an exercise price equal to the Fair Market Value (as determined under the 2001 Directors Plan) of a share of stock on the Grant Date.  Prior to March 31, 2007, the grant was 162 shares (as adjusted for our reverse stock split).

On December 10, 2009, our stockholders approved the adoption of our 2009 Equity Incentive Plan (the “Plan”).  The Plan authorizes the Compensation Committee (the “Committee”) to grant to eligible participants, including officers, directors, employees and certain consultants to the Company, (i) stock options (which may be non-qualified options or incentive stock options for tax purposes), (ii) stock appreciation rights (which may be issued in tandem with stock options), (iii) restricted stock awards, (iv) performance units (which may be denominated in shares of our Common Stock, cash or a combination thereof), and (v) supplemental cash payments (collectively, “Awards”).  Any of the Awards may be conditioned upon the achievement of stated performance objectives, as selected by the Committee, vesting after the completion of a stated period of service with the Company, or both.  Under the Plan, the Committee may also waive any conditions or restrictions on Awards, in whole or in part, based on performance or such other factors as it determines, in its sole discretion.

The Compensation Committee determined that it was reasonable and appropriate to commence a program of making stock grants under the Plan to the non-employee members of the Board of Directors in lieu of our historical practice of quarterly stock option grants to those directors.  The Committee resolved that, in order to better align the interests of the non-employee directors with those of our stockholders and to provide additional non-cash compensation to the non-employee directors commensurate with their increased duties and responsibilities, each non-employee director will receive an automatic grant of 1,000 shares of restricted stock under the Plan on the last day of each fiscal quarter.  The Committee determined that, in light of the limitations imposed by law and by our insider trading policy on any sale of stock by the non-employee directors, it was reasonable and appropriate to waive any restrictions on these quarterly Awards upon delivery of the shares to non-employee directors, and to make an additional cash payment equal to 50% of the value of the shares to such director valued at the closing price of the Common Stock on Nasdaq on the trading day immediately preceding the date of the grant in order to encourage the directors to hold on to the stock rather than selling all or a portion thereof to pay taxes due therefor.

Securities Authorized for Issuance under Equity Compensation Plans

EQUITY COMPENSATION PLAN INFORMATION AT JUNE 30, 2011

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation	2000 Employee Stock Option Plan – 165,231	$2.451	-0-
plans approved by	2001 Directors Stock Option Plan – 63,552	$6.801	-0-
security holders	2009 Equity Incentive Plan – 2,004	$1.400	841,496
Equity compensation plans not approved by security holders	Not Applicable	Not Applicable	Not Applicable
Total	230,787	$3.640	841,496

OTHER MATTERS

As of the date of this proxy statement, our Board of Directors does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of our Board of Directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

STOCKHOLDER PROPOSALS

Stockholders interested in having a proposal included in the Company’s proxy statement and presented for consideration at the annual meeting of our stockholders following the February 7, 2012, meeting may do so by following the procedures prescribed in Rule 14a-8 promulgated by the Securities and Exchange Act of 1934, as amended, and our Bylaws.  Stockholder proposals must be submitted, in writing, to the Corporate Secretary of the Company at 200 West Cypress Road, Suite 400, Fort Lauderdale, Florida 33309.  To be eligible for inclusion in our proxy statement and form of proxy relating to our next annual meeting, our Corporate Secretary must receive stockholder proposals no earlier than September 10, 2012, and no later than November 9, 2012.  If the date of the next annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the February 7, 2012, annual meeting, any such proposal must be submitted no earlier than the 120th day prior to the 2012 annual meeting and no later than the close of business on the later of the 90th day prior to the 2012 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.  You can obtain a copy of our Bylaws by writing to the Corporate Secretary at the address stated above.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

By Order of the Board of Directors

LOUISE P. LUNGARO
Corporate Secretary

Ft. Lauderdale, Florida
December 23, 2011

ANNUAL MEETING OF STOCKHOLDERS OF

SMF ENERGY CORPORATION

February 7, 2012

PROXY VOTING INSTRUCTIONS

INTERNET – Access www.voteproxy.com and follow the on-screen instructions.  Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
COMPANY NUMBER ____________

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions.  Have your proxy card available when you call and use the Company Number and Account Number show on your proxy card.
ACCOUNT NUMBER ____________

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON – You may vote your shares in person by attending the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on February 7, 2012.
The Company’s Notice and Proxy Statement are available at http://www.mobilefueling.com/proxystatements.htm.
The Company’s Annual Report to Stockholders for the year ended June 30, 2011 is available at http://www.mobilefueling.com/annualreports.htm.

âPlease detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internetâ
——————————————————————————————————————————————————-

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, AND 3. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR A “3 YEAR” FREQUENCY FOR PROPOSAL 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	ELECTION OF DIRECTORS

NOMINEES:
☐	FOR ALL NOMINEES	☐	STEVEN R. GOLDBERG
		☐	NAT MOORE
		☐	LARRY S. MULKEY
		☐	C. RODNEY O’CONNOR
		☐	ROBERT S. PICOW
		☐	MARK W. SMITH
		☐	PETER H. WOODWARD

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark " FOR ALL EXCEPT " and check the box next to each nominee you wish to withhold, as shown here: ☒

2.	TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS SMF ENERGY CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	AN ADVISORY VOTE APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPANY’S 2011 ANNUAL PROXY STATEMENT.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	AN ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.	1 Year ☐	2 Years ☐	3 Years ☐	ABSTAIN ☐

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR A “3 YEAR” FREQUENCY.

5.	IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.	FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED WITHIN THE UNITED STATES.

To change the address on your account, please check the box and indicate your new address in the address space to the right.  Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐
NEW ADDRESS:

Signature of Stockholder: ___________________Date: __________Signature of Stockholder: __________________

NOTE:
Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

SMF ENERGY CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF SMF ENERGY CORPORATION

The undersigned hereby appoints Steven R. Goldberg and Michael S. Shore, and each of them as proxies, each with full power of substitution and authorizes them to represent and to vote as designated on the reverse side of this form, all the shares of Common Stock of SMF Energy Corporation held of record by the undersigned on December 9, 2011, at the Annual Meeting of Stockholders to be held on February 7, 2012 at 9:00 a.m. local time at the Sheraton Suites Cypress Creek, 555 NW 62nd Street, Ft. Lauderdale, Florida, or any adjournment or postponement of such meeting.  You may obtain directions to the meeting by contacting us at (954) 308-4175.

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

(Continued and to be signed on the reverse side)